UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PALATIN TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	95-4078884
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4C Cedar Brook Drive Cranbury, New Jersey	08512
(Address of Principal Executive Offices)	(Zip Code)

Palatin Technologies, Inc. 2005 Stock Plan
(Full title of the plan)

Stephen T. Wills, Chief Financial Officer
4C Cedar Brook Drive
Cranbury, New Jersey  08512
 (Name and address of agent for service)

(609) 495-2200
(Telephone number, including area code, of agent for service)

Please send copies of all communications to:
Brian F. Lanter, Attorney at Law, P.C.
117 Bryn Mawr Dr. SE, Suite 104
Albuquerque, NM 87106
(505) 314-1265

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	5,000,000	$0.27	$1,350,000	$53.05

NOTE TO FEE TABLE:

(1)

The proposed maximum offering price per share was calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, based on the average of the high and low prices of the registrant’s common stock reported on AMEX on February 4, 2008.

Explanatory Note and Incorporation by Reference. We filed this registration statement pursuant to General Instruction E to Form S-8, in order to register 5,000,000 additional shares of our common stock available for issuance under our 2005 Stock Plan. The contents of our earlier registration statement on Form S-8, file number 333-128854, are incorporated by reference into this registration statement.

1

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference. The following documents are incorporated by reference in this registration statement:

•	annual report on Form 10-K for the year ended June 30, 2007, filed on September 13, 2007
•	quarterly report on Form 10-Q for the quarter ended September 30, 2007, filed on November 8, 2007
•	current report on Form 8-K dated August 30, 2007, filed on August 30, 2007
•	current report on Form 8-K dated September 6, 2007, filed on September 12, 2007
•	current report on Form 8-K dated September 10, 2007, filed on September 11, 2007
•	current report on Form 8-K dated September 25, 2007, filed on September 27, 2007
•	current report on Form 8-K dated December 14, 2007, filed on December 17, 2007
•	current report on Form 8-K dated December 20, 2007, filed on December 27, 2007
•	current report on Form 8-K dated January 22, 2008, filed on January 23, 2008
•	the description of our common stock contained in our registration statement on Form 8-A filed on December 13, 1999

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all shares of common stock offered hereby have been sold or which deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.

Item 8.  Exhibits.

No.	Description
4	2005 Stock Plan, as amended.*
5	Opinion of Brian F. Lanter, Attorney at Law, P.C., counsel to the registrant, re legality.*
23.1	Consent of Brian F. Lanter, Attorney at Law, P.C., included in Exhibit 5*
23.2	Consent of KPMG LLP.*
24	Power of attorney, included in the signature page of this registration statement.*
*Filed with this registration statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cranbury, State of New Jersey, on February 6, 2008.

PALATIN TECHNOLOGIES, INC.

By:	/s/ STEPHEN T. WILLS Stephen T. Wills Executive Vice President - Operations and Chief Financial Officer

POWER OF ATTORNEY

        We, the undersigned officers and directors of Palatin Technologies, Inc., severally constitute Carl Spana and Stephen T. Wills, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Palatin Technologies, Inc. to comply with all requirements of the Securities and Exchange Commission.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ CARL SPANA	President, Chief Executive Officer and Director	February 6, 2008
Carl Spana	(principal executive officer)

/s/ STEPHEN T. WILLS	Executive Vice President - Operations and	February 6, 2008
Stephen T. Wills	Chief Financial Officer
(principal financial and accounting officer)

/s/ JOHN K.A. PRENDERGAST	Chairman and Director	February 6, 2008
John K.A. Prendergast

/s/ PERRY B. MOLINOFF	Director	February 6, 2008
Perry B. Molinoff

/s/ ROBERT K. DEVEER, JR.	Director	February 6, 2008
Robert K. deVeer, Jr.

/s/ ZOLA P. HOROVITZ	Director	February 6, 2008
Zola P. Horovitz

/s/ ROBERT I. TABER	Director	February 6, 2008
Robert I. Taber

/s/ ERROL DE SOUZA	Director	February 6, 2008
Errol De Souza

/s/ J. STANLEY HULL	Director	February 6, 2008
J. Stanley Hull

EXHIBIT INDEX

No.	Description
4	2005 Stock Plan, as amended.*
5	Opinion of Brian F. Lanter, Attorney at Law, P.C., counsel to the registrant, re legality.*
23.1	Consent of Brian F. Lanter, Attorney at Law, P.C., included in Exhibit 5*
23.2	Consent of KPMG LLP.*
24	Power of attorney, included in the signature page of this registration statement.*
*Filed with this registration statement.